Exhibit 99.1

iAnthus Announces Results from Annual General Meeting

NEW YORK, NY and TORONTO, ON – November 10, 2023 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, is pleased to report the results for the Annual General Meeting of Shareholders of iAnthus held on Thursday, November 9, 2023 at 12:00 p.m. (Eastern Time).

All matters put forward before the iAnthus shareholders (the "Shareholders") for consideration and approval as set out in the Proxy Statement dated October 5, 2023 were approved by the Shareholders. Specifically, the Shareholders: (i) approved the election of Scott Cohen, Michelle Mathews-Spradlin, Kenneth W. Gilbert, Alexander Shoghi, Richard Proud and John Paterson as directors of the Company; and (ii) approved the appointment of PKF O'Connor Davies, LLP as auditors of the Company.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” could,” plan,” estimate,” expect,” intend,” may,” potential,” believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations and the nomination and appointment of a replacement/successor director to the Board.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the SEC has reviewed, approved or disapproved the content of this news release.